Exhibit 10.8

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is executed as of the 24th  day of  July , 2008, by Sterling Bancorp, Inc., a Michigan corporation (the “Company”), and Gary S. Judd, an individual (the “Indemnitee”).

WHEREAS, pursuant to a Stock Purchase Agreement entered into as of April 3, 2008, by and between the Company and Indemnitee, Indemnitee has agreed to purchase a certain number of the Company’s Voting Common Shares, no par value per share, on certain terms and conditions set forth therein (the “Purchase”); and

WHEREAS, Indemnitee is willing to consummate the Purchase and to serve as an officer, director and employee of the Company, only in the event that the Company executes this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth herein, the Company agrees in favor of the Indemnitee as follows:

1.                                      Indemnification.

(a)                                 The Company will indemnify and hold harmless the Indemnitee to the fullest extent authorized by Michigan and federal law against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with the Indemnitee serving as an employee, officer and director of the Company and such indemnification will inure to the benefit of his heirs, executors and administrators; provided, however, that, except as provided in subsection (b) of this Section 1, the Company will indemnify the Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company or was within the scope of Indemnitee’s employment with the Company. The right to indemnification conferred in this Section 1 will be a contract right and will include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if Michigan or federal law require, the payment of such expenses incurred by the Indemnitee in his capacity as an employee, officer or director (and not in any other capacity in which service was or is rendered by such person while an employee, officer or director, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding will be made only upon delivery to the Company of an undertaking, by or on behalf of such employee, officer or director, to repay all amounts so advanced if it is ultimately determined that such employee, officer or director is not entitled to be indemnified under this Section 1 or otherwise.

(b)                                 If a claim under subsection (a) of this Section 1 is not paid in full by the Company within thirty (30) days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee will also be entitled to be paid the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, is required, has been tendered to the Company) that the Indemnitee has not met the standards of conduct which make it permissible under Michigan and/or federal law for the Company to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense will be on the Company. Neither the failure of the Company (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in Michigan and/or federal law, nor an actual determination by the Company (including its Board, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(c)                                  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 1 will not apply to any action, suit or proceeding for which indemnification or payment of expenses is not consistent with or permitted by laws and regulations applicable to federally insured depository institutions, including but not limited to, regulations of the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.

(d)                                 The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 1 will not be exclusive of any other right which the Indemnitee may have or hereafter acquire under any statute, provision of the Company’s Certificate of Incorporation, as hereinafter amended or further restated, the Company’s Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

(e)                                  If this Agreement or any portion hereof is invalidated on any ground by any court of competent jurisdiction, then the Company will nevertheless indemnify the Indemnitee as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Company, to the fullest extent permitted by any applicable portion of this Agreement that has not been invalidated or by any other applicable law.

(f)                                   The foregoing provisions of this Section 1 shall continue to apply to the Indemnitee after he has ceased to be an employee, officer and/or director of the Company or has ceased to serve at the Company’s request as set forth above.

2.                                      Miscellaneous.

(a)                                 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan, without regard to principles of conflicts of law.

(b)                                 This Agreement may not be assigned by either party hereto without the consent of the other party hereto. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Indemnitee and their respective heirs, executors, legal representatives, successors and assigns.

(c)                                  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(d)                                 Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid under applicable law, such provision will be effective only to the extent of its enforceability or validity, without affecting the enforceability or validity of the remainder of this Agreement, and the parties agree that such court shall have jurisdiction to reform this Agreement to the maximum extent permitted by law, and the parties agree to abide by the court’s determination. In the event that any such provision of this Agreement cannot be reformed, such provision will be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

(e)                                  This Agreement may only be amended in a writing signed by the Company and the Indemnitee.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

STERLING BANCORP, INC.

By:	/s/ Tom Lopp
Name:	Tom Lopp
Title:	V.P.

/s/ Gary S. Judd
Gary S. Judd